         ASSET PURCHASE AGREEMENT, dated as of March 7, 2001, among SUREWAY WORLDWIDE, LLC, a New York limited liability company (the "Purchaser") and wholly owned subsidiary of Global Delivery Systems, LLC, a New York limited liability company ("GDS"), GDS, SUREWAY AIR TRAFFIC CORPORATION (the "Seller"), a New York corporation and wholly owned subsidiary of CD&L, Inc., a Delaware corporation ("CD&L"), and CD&L.

                              W I T N E S S E T H:

         WHEREAS, the Seller is engaged in the next flight out air delivery business and other related national and international ground and air delivery services (the "Business"); and

         WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase the Purchased Assets and assume the Assumed Liabilities from the Seller, all as more specifically provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Seller, CD&L, GDS and the Purchaser agree as follows:

                                    ARTICLE I
                               Certain Definitions

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

         "Affiliate" of any Person means any other Person that Controls, is Controlled by, or is under common Control with such Person.

         "Agreement" means this Asset Purchase Agreement.

         "Assumed Liabilities" means (i) all Liabilities of the Seller other than Excluded Liabilities and (ii) all liabilities of CD&L incurred for the benefit of the Seller and which CD&L liabilities are set forth on Schedules 3.8,
3.9 or 3.10. Assumed Liabilities include, but are not limited to all liabilities under the Leases for the Leased Premises, all liabilities due to employees or former employees of Seller pursuant to Section 5.2, all liabilities under the Equipment Leases, software licenses included as part of the Purchased Assets or others which are set forth on Schedule 3.10, all Liabilities under the vehicle finance arrangements described on Schedule 3.7, Liabilities to be paid after Closing for the claims listed on Schedule 3.19 (as further set forth in Section 7.4), all Liabilities under agreements with franchisees or joint venturers as listed on Schedule 3.24 and all Liabilities under any contracts with customers, suppliers, airlines or other third parties assigned to the Purchaser notwithstanding any language in such contracts or agreements which prohibits assignment or conditions assignment on consent or other condition.

         "Balance Sheet Date" means December 31, 2000.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New York are open for the general transaction of business.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

         "Control" means the direct or indirect power affirmatively to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. "Controls," "Controlled" and "Controlling" shall have corresponding meanings.

         "Encumbrance" means any lien, security interest, mortgage, pledge, conditional sales agreements, charges, claims, options, conditions, easements, restrictions of record or other encumbrance of any kind or nature whatsoever.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, (for purposes of this definition, "Claims") including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq; and their state and local counterparts and equivalents.

         "Equipment Leases" means any and all leases of personal property as to which the Seller is the lessee, or as to which CD&L is the lessee but as to which the equipment is principally used by the Seller and which are listed in
Schedule 3.8, and any immaterial lease properly excluded from Schedule 3.8 including vehicle leases under $25,000.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means the following assets of the Seller, none of which shall be a part of the Purchased Assets:

         (a) Tax Returns and tax records of the Seller and all rights of the Seller to any claims for any federal, state, local or foreign tax refunds relating to the operation of the

                  Business or the ownership of the Purchased Assets during periods prior to the Closing Date, but only to the extent such claims for refunds are excluded for purposes of calculating Net Asset Value;

         (b) All books, files, papers and records (including without limitation, minute books and stock transfer records) relating solely to general corporate affairs of the Seller and any records or instruments relating solely to Excluded Assets (provided, however, that the Seller may maintain a copy of any such records which CD&L or it need); and

         (c) All rights under any insurance policies maintained by Seller or by CD&L on behalf of Seller and all rights to reimbursements, refunds or prepaid insurance premiums from any insurance companies or under any insurance policies maintained by the Seller or by CD&L on behalf of the Seller;

         (d)      All cash and cash equivalents;

         (e)      Intercompany Assets; and

         (f)      permits that are non-transferable under applicable law.

         "Excluded Liabilities" shall mean each of the following, each of which shall remain the sole obligation and responsibility of the Seller, its Affiliates or predecessors, as applicable:

         (a) Liabilities in respect of Taxes, or any reporting requirement or estimated Tax payable with respect thereto resulting from or with respect to the Purchased Assets prior to the Closing, except to the extent such Tax liability is included for purposes of calculating Net Asset Value;

         (b)      any Intercompany Debts;

         (c) any liabilities for overdrawn bank accounts, if any (subject to uncleared checks being dealt with in Section 2.4);

         (d) all liabilities under ERISA at the Closing Date that arise from CD&L's 401(k) plan;

         (e) the liability of (i) CD&L to the Trust created under Paragraph Third of the Last Will and Testament of Charles Gold (the "Trust") dated February 16, 1999 in the original principal amount of $1,650,000 issued puruant to the Gold Wings Agreement, (ii) the Seller to such Trust for the earn-out pursuant to Section 2.4 of an Asset Purchase Agreement dated as of February 16, 1999 among CD&L, the Seller, the Trust, Richard Gold and certain other parties (the "Gold Wings Agreement"), and (iii) any other liability of the Seller or CD&L to Richard Gold, the Trust or an Affiliate of theirs related to the Gold Wings Agreement annexed as Schedule 1.1(e), each issued in consideration for the purchase of the Gold Wings business in February 1999; and

         (f) any liability of the Seller to indemnify the Purchaser pursuant to Article VIII hereof.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis throughout the respective periods.

         "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "Intercompany Assets" means any indebtedness for borrowed money of CD&L or any of its Affiliates owed to the Seller or any other amounts owed to the Seller by CD&L or any of its Affiliates.

         "Intercompany Debt" means any indebtedness for borrowed money of the Seller owed to CD&L or any of its Affiliates and any guarantees or obligations by the Seller of any indebtedness of CD&L or to reimburse CD&L or any of its Affiliates under any letter of credit or similar obligation, and any interest, fee, prepayment premium and other amount payable in respect thereof; provided, however, that checks issued by Seller which have not cleared CD&L's accounts by the close of business on the Closing Date shall not be "Intercompany Debt".

         "Laws" means any law, statute, code, treaty, rule, directive, plan, regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment relating thereto or interpreting the application thereof.

         "Leases" means the real estate leases of the Leased Premises.

         "Liability" means any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

         "Losses" means any and all losses, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith).

         "Net Asset Value" means the book value of the Purchased Assets, less the book value of the Assumed Liabilities, each as determined in accordance with GAAP and in a manner consistent with the policies and principles used by the Seller in connection with the preparation of the Financial Statements.

         "Permits" means all material licenses, permits, waivers and other governmental authorizations currently in existence for the conduct of the operations of the Seller and its subsidiaries, including material fuel permits, operating authorities (including any necessary DOT or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses or authorizations.

         "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Purchased Assets" means all of the right, title and interest in and to all of the tangible and intangible assets owned by Seller, except the Excluded Assets, including without limitation the following:

         (a)      the list of customers of the Seller (the "Customer List");

         (b) all books, records, files and papers relating to the customers on the Customer List;

         (c) computer and other equipment used in the Business that the Seller has identified on Schedule 1.1(c), (or assignment of any listed computer leases); (d) all computer software and licenses used in the Business that are proprietary to the Seller or that the Seller has the right to transfer (the "Seller Software"), including but not limited to the Seller's rights in any software under development by Computer Associates for the Seller pursuant to an agreement dated February 19, 1999, as amended (the "CA Software");

         (e) if and to the extent transferable, all authorizations, consents, approvals, licenses, orders, permits, exemptions of, filings or registrations with, any Governmental Authority which are necessary or desirable to conduct the Business;

         (f) all real estate and equipment leases, including those listed on Schedules 3.8 and 3.9;

         (g)      all accounts receivable except Intercompany Assets;

         (h) the machinery and equipment and business machines, automobiles, trucks, trailers, fork-lift trucks and other vehicles, furniture, fixtures, office equipment, leasehold improvements, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business and owned by the Seller, including the vehicles listed on Schedule 1.1(h-v) and the machinery, equipment and furniture listed on Schedule 1.1(h-m);

         (i) all inventories, including supplies and packaging and shipping materials;

         (j) all subsidiaries or interests in joint ventures or partnerships (which subsidiaries are listed on Schedule 1.1(j));

         (k) all contract rights, including contracts with franchisees, subject to all obligations in connection therewith or related thereto;

         (l) all trademarks, service marks, trademark and service mark registrations and applications therefor, trade names and logos owned by Seller and using the "Sureway" name as shown on
                  Schedule 1.1(l) (Purchaser shall have no right to use the "CD&L" name or any variation or derivation therefrom);

         (m) all of the Seller's right and interest in any agreement pursuant to which a Person has agreed not to compete with the Business or the Seller or not to solicit any employees or customers of the Seller (provided that if both CD&L and Seller have rights under such an agreement, the assignment to Purchaser shall not diminish the rights of CD&L and its Affiliates in any such agreement, and both Purchaser and CD&L may enforce rights under such an agreement against such Person);

         (n) all of the Seller's right and interest in any agreement pursuant to which a Person has received information of a confidential or proprietary nature from the Seller pertaining to the Business and such Person is restrained from further disseminating such information, including any of Seller's rights, to the extent assignable, pursuant to a confidentiality agreement dated January 24, 2001 with Quick International, Inc. (provided that if both CD&L and Seller have rights under such an agreement, the assignment to Purchaser shall not diminish the rights of CD&L and its Affiliates in any such agreement, and both Purchaser and CD&L may enforce rights under such agreement against such Person);

         (o) all prepaid expenses and deposits, except insurance deposits, tax expenses and those other deposits listed on
                  Schedule 1.1(o); and

         (p) all telephone and facsimile numbers in the name of the Seller and used in the Business.

         "Representative" of any Person means any of the officers, directors, employees, shareholders, partners, members, agents, advisors and representatives of such Person and the heirs, executors, successors or assigns of the foregoing.

         "Seller Property" means any real property and improvements leased by the Seller.

         "Straddle Period" means any Tax Period of the Seller that begins before and ends on or after the Closing Date.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 1.2 Cross References. The following terms shall have the meaning assigned to such term in the respective section.


Assumption Agreement...........................6.1               Leased Premises................................3.9
Bill of Sale...................................6.1               Note...........................................2.3
Business..................................Recitals               Permitted Encumbrances.........................3.7
CA Software...............def. of Purchased Assets               Proceeding.....................................8.2(a)
Closing Date...................................2.8               Proprietary Rights.............................3.16
Closing........................................2.8               Purchase Price.................................2.2
Confidentiality Agreement......................5.1               Required Consents..............................3.4
Employee Benefit Plan..........................3.11              Survival Period................................8.1
Financial Statements...........................3.12              Seller Employee................................3.11
Guarantees.....................................5.10              Seller Software...........def. of Purchased Assets
Indemnified Party..............................8.2(c)            Third-Party Claim..............................8.3
Indemnifying Party.............................8.2(c)
Intellectual Property..........................3.16


         Section 1.3 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II
             Purchase and Sale of Assets; Assumption of Liabilities

         Section 2.1 Purchase and Sale of Assets and Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets free and clear of any and all Encumbrances and the Purchaser shall purchase such Purchased Assets from the Seller and assume the Assumed Liabilities.

         Section 2.2 Purchase Price. The total purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall be the sum of THIRTEEN MILLION, SIX HUNDRED FIFTY THOUSAND DOLLARS ($13,650,000), but increased pursuant to Section 2.4 below.

         Section 2.3 Payment of Purchase Price. The Purchase Price shall be payable as follows: (a) One Hundred Twenty Five Thousand ($125,000) Dollars in cash by wire transfer to Seller on the date this Agreement is signed, (b) Twelve Million Twenty Five Thousand ($12,025,000) Dollars in cash by wire transfer to Seller on the Closing Date and (c) One Million Five Hundred Thousand ($1,500,000) Dollars by delivery of a non-negotiable (but assignable) subordinated promissory note of Purchaser, with GDS as guarantor (consistent with the financing referenced in Section 5.15) with a five (5)-year term bearing interest at the rate of ten percent (10%) per annum, payable interest-only monthly with all principal and accrued but unpaid interest due at maturity. The Note shall be substantially in the form of Exhibit A (the "Note") subject to
Section 5.15

         Section 2.4 Adjustment of Purchase Price. (a) At the Closing, the Seller shall deliver to the Purchaser a list of all checks issued by Seller which have not cleared CD&L's accounts prior to Closing and which checks if and when cleared would satisfy or reduce the Assumed Liabilities. From the date hereof until the Closing Date, the Seller and CD&L shall use best efforts to cause the aggregate amount of such checks to be less than $500,000. The Seller shall permit Representatives of the Purchaser to observe and consult in the issuance of checks to pay accounts payable from the date hereof through the Closing Date and to observe and consult about the payee, timing and amount of payment for accounts payable; provided that such consultation and observation rights do not interfere with the operation of the Seller's business in the ordinary course. The Seller and CD&L will permit all of such checks to be honored and paid; provided, however, that the $13.65 million Purchase Price will be increased by a sum equal to the aggregate amount of such checks.

                  (b) The increase to the Purchase Price pursuant to Section 2.4(a) shall be paid by increasing the principal amount of the Note, provided that if the aggregate increase under Section 2.4(a) increases the Purchase Price by more than $500,000, the Purchaser and/or GDS shall promptly pay to CD&L the excess above $500,000 in cash. Failure to make such payment shall be an event of default under the Note. (For example, if the aggregate amount of the uncleared checks is $600,000, then $500,000 shall be added to the principal amount of the Note so that the Note shall be in the principal amount of $2.0 million, and $100,000 shall be immediately paid by the Purchaser or GDS to CD&L.)

         Section 2.5 Assumption of Liabilities and Leases. The Purchaser hereby agrees to assume all of the Assumed Liabilities. The Purchaser and the Seller at the Closing shall enter into written assignments and a general assumption agreement as set forth in Exhibit B. The Purchaser and GDS shall use reasonable commercial efforts prior to the Closing to obtain all necessary consents from any lessor or third party for such assumptions of Leases and other agreements and to cause all lessors and third parties to release the Seller (and CD&L, if CD&L is a guarantor) from being responsible on each lease or other agreement that is a Purchased Asset or Assumed Liability, it being understood that the Purchaser shall not be required to pay any amount to obtain such release other than amounts due under the lease or agreement for obligations arising subsequent to the Closing (other than Assumed Liabilities). If the Purchaser and GDS are unable to obtain any such consents and releases prior to the Closing, they shall continue to use commercially reasonable efforts to obtain such consents and releases after Closing, and indemnify, defend and hold CD&L and the Seller harmless from and against all liabilities thereunder or related thereto.

         Section 2.6 Secured Creditor. Other than Permitted Encumbrances, First Union Commercial Credit Corporation holds the only Lien on the Purchased Assets, which Lien shall be released at Closing. The Seller, CD&L and the Purchaser agree to provide First Union with all agreements and documents reasonably requested by First Union to effect this transaction and to release such Lien. At the Closing, the Seller shall provide the Purchaser with evidence of the release of such Lien.

         Section 2.7 Allocation of the Purchase Price. The Purchase Price shall be allocated as set forth in Schedule 2.7 hereto or as hereafter agreed by the parties in good faith. The Purchaser and the Seller shall use such allocation in filing its respective Internal Revenue Service Form 8594.

         Section 2.8 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of White & Case, LLP, 1155 Avenue of the Americas, New York, New York on or before March 21, 2001 (the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date.

                                   ARTICLE III
                  Representations and Warranties of the Seller

         The Seller represents and warrants to the Purchaser as follows:

         Section 3.1 Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted.

         Section 3.2 Authorization. The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and other documents referred to herein and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and each such instrument of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         Section 3.3 No Conflict. Neither the execution and delivery of this Agreement by the Seller, nor the performance by the Seller of its obligations hereunder, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's or any of the Seller's subsidiaries' Certificate of Incorporation, By-Laws, any Law applicable to it, any of its subsidiaries or any of their respective properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to it, any of its subsidiaries or any of their respective properties or assets.

         Section 3.4 No Contract Conflict. Subject to obtaining the consents required under Section 2.6 above and listed in Schedule 3.4 (the "Required Consents"), neither the execution and delivery of this Agreement by the Seller, nor the performance by the Seller of its obligations hereunder, will conflict with, result in a breach of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration, result in the creation of any material Encumbrance upon any of the Purchased Assets or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority or any other Person under (i) any of the terms, conditions or provisions of any material indenture, lease, mortgage, loan agreement, contract or other agreement to which the Seller or any of its Affiliates is bound or that constitutes a Purchased Asset or (ii) any material permit, law, rule or regulation of any Governmental Authority, or any judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority to which the Seller or any of its subsidiaries may be subject.

         Section 3.5 Litigation. Except as set forth on Schedules 3.5 or 3.19, there is no action, suit or proceeding pending or, to the Seller's knowledge, threatened against the Seller before any Governmental Authority.

         Section 3.6 No Consents. Except as set forth on Schedule 3.6, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller.

         Section 3.7 Title to Purchased Assets; Encumbrances. Except as set forth in Schedule 3.7 and except for such properties and assets that have been sold or otherwise disposed of in the ordinary course of business, all Purchased Assets are either owned by the Seller or leased under an agreement indicated on
Schedule 3.8. The Seller has good and valid title in and to all of its property reflected in the Balance Sheet, all assets purchased by the Seller and its subsidiaries since the Balance Sheet Date and all Purchased Assets, other than assets that the Seller or its subsidiaries have disposed of in the ordinary course of business since the Balance Sheet Date, subject to no Encumbrances except for (i) Encumbrances reflected in the Financial Statements, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law (iv) Encumbrances arising under the Equipment Leases, (v) purchase money lien on assets acquired after the Balance Sheet Date and (vi) Encumbrances described in
Schedule 3.7 (Encumbrances of the types described in clauses (i), (ii), (iii), (iv), (v) and (vi), "Permitted Encumbrances").

         Section 3.8 Personal Property. The Seller has delivered to the Purchaser, true copies of current leases for all material personal property used in the operation of the Business and for material equipment leased by the Seller or its subsidiaries, excluding motor vehicle leases under $25,000 per annum and incurred in the ordinary course of business, which are listed on Schedule 3.8.
Schedule 3.8 also lists material assets leased by the Seller (including its subsidiaries) from any Affiliate of the Seller. All leases set forth on Schedule
3.8 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         All machinery, equipment, furniture, fixtures and other personal property used in the business of the Company is accepted by Purchaser in an "AS IS" condition. ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURCHASE OR USE ARE EXCLUDED, DISCLAIMED AND NEGATED.

         Section 3.9 Leases and Real Property. The Seller has delivered true and complete copies of its leases for real property to the Purchaser (the "Leased Premises"), all of which are listed on Schedule 3.9. Neither the Seller nor any landlord is in default on such lease, and the Seller has not received notice that it is in default under any such lease, and, to the knowledge of the Seller, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) that, with the giving of notice, lapse of time or happening of any event or condition would become a default by the Seller. The Seller has paid all rents and costs due to each landlord through the date hereof and shall continue to do so and to comply with all other terms and conditions of the Leases through the Closing Date. The Seller owns no real property.

         Section 3.10 Material Customers, Contracts and Commitments. Except as set forth in Schedule 3.9 and Schedule 3.10, the Seller does not have nor is bound by (i) any agreement, contract or commitment that involves the performance of services or the delivery of goods and/or materials by the Seller of an amount or value in the aggregate in excess of $25,000, (ii) any agreement, contract or commitment not in the ordinary course of business, (iii) any agreement, contract or commitment relating to capital expenditures in excess of $25,000, (iv) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property in excess of $25,000 (excluding trade payables in the ordinary course of business), (v) any loan or advance to, or investment in, any Person, any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a share of profits, (vi) any management service, consulting or any other similar contract, (vii) any agreement, contract or commitment limiting the ability of the Seller to engage in the Business or to compete with any Person, or (viii) any warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Seller other than in the ordinary course of business. Except as set forth on
Schedule 3.10, each contract or agreement set forth thereon is in full force and effect and, to the knowledge of Seller, there exists no material default or event of default thereunder.

         Section 3.11  Employment Matters; No Collective Bargaining Agreement.

                  (a) Set forth on Schedule 3.11(a) is a complete and accurate list, as of the date of this Agreement, of (i) all of the employees of Seller ("Seller Employees"), including each such Seller Employees' current rate of compensation and title. Except as described on Schedule 3.11(a), all Seller Employees are actively at work (or on vacation) and no Seller Employee is currently on a leave of absence, layoff, suspension, sick leave, workers compensation, short or long term disability, family leave, military leave, or otherwise not actively performing his or her work during all normally scheduled business hours (other than vacation).

                  (b) The Seller has not entered into any collective bargaining agreements with respect to the Seller Employees, and to the best of Seller's knowledge, (i) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or threatened against or affecting the Business, (ii) no union organization campaign is in progress with respect to any of the Seller Employees, and (iii) there is no unfair labor practice, charge or complaint pending or threatened against the Seller arising out of the conduct of the Business.

                  (c) Schedule 3.11(c) contains a list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other material plan, contract, or other benefit or compensation arrangement, including all bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans, maintained, sponsored or contributed to or participated in, by Seller or any of its affiliates for the benefit of any Seller Employee or any former employee of Seller (to the extent that any former employee is eligible for, or is being provided, benefits thereunder as of the Closing) (each of the foregoing being herein called an "Employee Benefit Plan"). Seller has delivered to Purchaser true copies of (i) each Employee Benefit Plan, and any amendments thereto, and (ii) the most recent determination letter issued by the Internal Revenue Service with respect to any Employee Benefit Plan.

                  (d) Except as otherwise set forth in Schedule 3.5, there are no actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Employee Benefit Plan that could have an effect on the transaction contemplated by this Agreement, and Seller has not been notified of any audit or investigation of an Employee Benefit Plan by any governmental entity that could effect this transaction, result in liability to the Purchaser or result in the imposition of a lien or other claim against any of the assets of the Business.

                  (e) No Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. There are no multiemployer plans (as defined in ERISA Section 4001(a)(3)) to which Seller or any ERISA Affiliate is or has been required to make a contribution or other payment with respect to the Seller Employees or the Business. "ERISA Affiliate" means any entity trade or business that would be treated as under common control with Seller or as a member of a controlled group including any Seller within the meaning of Section 414 of the Code or Section 4001 of ERISA. Since 1996, neither the Seller or any ERISA Affiliate has ever maintained or contributed to any such employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is a multiemployer plan.

                  (f) The Seller and each ERISA Affiliate has paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed could result in the imposition of a lien or any other claim against any of the Purchased Assets.

                  (g) Except as described on Schedule 3.11(g), or as otherwise provided in this Agreement, assuming each Seller Employee is hired by the Purchaser immediately after the Closing as required by this Agreement, (regardless of whether such employment is thereafter continued), the sale of the Purchased Assets contemplated by this Agreement in and of itself will not: (i) entitle any Seller Employee to severance pay, unemployment compensation or similar payment; (ii) increase the amount of compensation payable to any Seller Employee; or (iii) entitle any Seller Employee to an "excess parachute payment" within the meaning of Section 280G of the Code.

         Section 3.12 Financial Statements. Set forth on Schedule 3.12 is a copy of the Seller's unaudited balance sheet as of December 31, 2000 and the related unaudited statement of earnings and cash flows for the twelve-month period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP consistently applied and present fairly the financial condition and results of operations of the Seller as of and for the periods included therein. Except as would not have a material adverse effect on the condition of the Seller and its subsidiaries taken as a whole, the Seller has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Financial Statements or in the Schedules to this Agreement, other than liabilities to trade creditors incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Seller.

         Section 3.13 Governmental Authorizations. Except as described on
Schedule 3.13, the Business has been operated in compliance in all material respects with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities. The Seller has all material permits, licenses, approvals, certificates, titles, fuel permits, franchises, operating authorities, state operating licenses or registrations and other interstate or intrastate regulatory licenses and other authorizations (listed on Schedule 3.13), and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of the Business as currently conducted by the Seller, except for those which, individually or in the aggregate could not reasonably be expected to result in a material adverse effect on the Seller. There is no action, case or proceeding pending or, to the Seller's knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Seller of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Seller to have any permit, license, approval, certification or other authorization required in connection with the operation of the Business.

         Section 3.14  Taxes.  Except as set forth on Schedule 3.14 hereto:

                  (a) All Tax Returns required to be filed by the Seller with any governmental authority on or prior to the Closing Date by or with respect to Seller and/or its business, operations and/or assets have been timely filed, except Tax Returns for which requests for extensions have been timely filed and all such filed Tax Returns are true, complete and correct in all material respects. Following the Closing Date, the Seller will timely file all Tax Returns required to be filed with any governmental authority after the Closing Date with respect to the Seller and/or its business, operations and/or assets for any Straddle Period and Taxable Period that ends prior to the Closing Date but the Tax Return for which is not due (whether because of extensions or otherwise) until after the Closing Date.

                  (b) The Seller has timely and fully paid (i) all Taxes required to have been paid by it prior to the Closing Date including with respect to its business, operations and/or assets (including the Purchased Assets) whether or not required to be shown on any Tax Return and (ii) all Taxes shown as due and payable on any Tax Return referred to in Section 3.14(a) that is or was required to be filed on or prior to the Closing Date.

                  (c) The Seller has established adequate reserves on its books and records for all Taxes of its business and/or in respect of any of its assets (including any of the Purchased Assets) for which it is liable that could result in liability to the Purchaser or any of its members or Affiliates or that could affect any of the Purchased Assets or have a material adverse effect on the Purchaser, any of its members or Affiliates or any of the Purchased Assets.

                  (d) There are no federal, state, local or foreign audits, examinations, inquiries or other administrative or court proceedings or actions presently pending or, to the knowledge of the Seller, threatened or contemplated by any governmental authority with regard to any Tax Returns or Taxes of the Seller or in respect of the Seller's business, operations and/or assets (including any of the Purchased Assets).

                  (e) There are no liens for any Taxes on any of the Purchased Assets or other assets of the Seller's business.

                  (f) The Seller has withheld from each payment to any of its officers, directors, employees, creditors or to any other Person all amounts which it is or was required by the laws to which it is subject to withhold or deduct, has timely remitted all amounts so withheld or deducted to the proper recipients thereof in the manner required by such laws and has made adequate provision in its books for all such amounts which it is not yet required to remit.

                  (g) To the Seller's knowledge, no claim has ever been received from an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         Section 3.15 Brokers. The Seller has not retained, and has no obligation to, any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

         Section 3.16 Permits and Intangibles. (a) Set forth on Schedule 3.16(a) is an accurate list of all licenses, permits and other governmental authorizations held by the Seller or any of its subsidiaries material to the conduct of its business, including permits, titles, fuel permits, licenses, operating authorities (including ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses and other governmental authorizations and certificates owned or held by the Seller or any of its subsidiaries, copies of which have been provided to the Purchaser if requested. The licenses, permits and other governmental authorizations listed on Schedule 3.16(a) are valid, and neither the Seller nor any of its subsidiaries has received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, permit or other governmental authorization. The Seller and its subsidiaries hold all licenses, permits and other governmental authorizations the absence of any of which would have a material adverse effect on the Business. The Seller and its subsidiaries have conducted and are conducting the Business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and are not violation of any of the foregoing that would have a material adverse effect on the Business. Neither the US Department of Transportation (the "DOT") nor any state regulatory agency has issued the Seller or any subsidiary a safety rating of "unsatisfactory."

                  (b) The Seller's and its subsidiaries' material patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, trade names and corporate names (the "Intellectual Property") are listed on Schedule 3.16. Except as disclosed on
Schedule 3.16, (i) the Seller and its subsidiaries own and possess all right, title and interest in the Intellectual Property and permits, licenses or other agreements to or from third parties regarding the Intellectual Property and (ii) the Seller and its subsidiaries own and possess all right, title and interest in the Seller's technology, inventions, computer software and programs, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights, or permits, licenses or other agreements to or from third parties regarding the foregoing (collectively with the Intellectual Property, the "Proprietary Rights"). The transactions contemplated by this Agreement will have no material adverse effect on the Seller's or any of its subsidiaries' right, title and interest in the Proprietary Rights.

                  (c) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made, is currently pending or, to the Seller's knowledge, is threatened. To the knowledge of the Seller, neither it nor any of its subsidiaries has received any notice of, nor is any of them aware of any fact that indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. To the knowledge of the Seller, neither it nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is the Seller aware of any infringement, misappropriation or conflict that will occur as a result of the continued operation of the Business.

                  (d) ALL SELLER SOFTWARE INCLUDING THE CA SOFTWARE IS TRANSFERRED "AS IS" AND ANY AND ALL WARRANTIES AS TO THE SELLER SOFTWARE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE ARE HEREBY SPECIFICALLY EXCLUDED, DISCLAIMED AND NEGATED. THE SELLER HEREBY DISCLAIMS ANY WARRANTY (1) REGARDING THE ACCURACY OR COMPLETENESS OF THE SELLER SOFTWARE OR (II) THAT THE SELLER SOFTWARE IS APPROPRIATE FOR THE BUSINESS PURPOSES OR THAT IT IS ERROR-FREE. PURCHASER ACKNOWLEDGES THAT THE DEVELOPMENT OF THE CA SOFTWARE IS NOT COMPLETE AND MAY NEVER BE COMPLETE AND THAT IT IS OF SUCH COMPLEXITY THAT IT MAY HAVE INHERENT DEFECTS.

         Section 3.17 Environmental Laws and Regulations. Except as set forth in
Schedule 3.17, to the knowledge of the Seller:

                  (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Seller Property by Seller;

                  (b) Hazardous Materials have not at any time been released by Seller on any Seller Property;

                  (c) The Seller and its subsidiaries are in material compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Seller Property; and

                  (d) There are no past, pending or threatened Environmental Claims against the Seller or any of its subsidiaries;

         Section 3.18 Material Customers, Contracts and Commitments. The Seller has delivered to the Purchaser an accurate list, which is set forth on Schedule 3.18, of (i) all material customers (i.e. those customers and persons or entities affiliated with those customers representing 5% or more of the Seller's 2000 revenues) and (ii) all material contracts, commitments and similar agreements to which the Seller is a party or by which it is bound, including, but not limited to, contracts with material customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, contracts restricting the Seller and its subsidiaries from doing business in any areas or in any way limiting competition, contracts which call for aggregate payments by the Seller and its subsidiaries in excess of $25,000 and that are not terminable without cost or liability on notice of 45 days or less, contracts requiring the Seller or its subsidiaries to perform services for others over a period in excess of 90 days from the date of such contract and all commitments to enter into any such contracts, leases or obligations, (a) as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered or made available true copies of such agreements to the Purchaser. Except to the extent set forth on Schedule 3.18, since the Balance Sheet Date,
(i) none of the Seller's material customers have canceled or substantially reduced or, to the knowledge of the Seller, are currently attempting or threatening to cancel or substantially reduce their level of business with the Seller and (ii) the Seller has substantially complied with all material commitments and obligations pertaining to it, and is not in default under any such contracts and agreements and no notice of default has been received.

         Section 3.19 Insurance. The Seller has delivered to the Purchaser an accurate list, which is set forth on Schedule 3.19, as of the date hereof, of all insurance policies carried by the Seller and its subsidiaries and has delivered to the Purchaser an accurate list of all insurance loss runs or workmen's compensation claims received since January 1, 1997 (which is annexed to Schedule 3.19). The Seller has previously provided to the Purchaser true copies of all policies currently in effect. Such insurance policies are currently in full force and effect shall remain in full force and effect through the Closing Date.

         Section 3.20 Government Contracts. Except as set forth on Schedule 3.20, the Seller is not a party to any governmental contracts subject to price redetermination or renegotiation.

         Section 3.21 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 3.21 there has not been:

                  (i) any material adverse change in the business, financial condition or results of operations of the Seller and the its subsidiaries taken as a whole;

                  (ii) any damage, destruction or loss (whether or not covered by insurance) that has had a material adverse effect on the business, financial condition or results of operations of the Seller and its subsidiaries taken as a whole;

                  (iii) any material increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Seller to any of its officers, directors, stockholders, employees, consultants or agents (except for ordinary and customary bonuses and salary increases for employees in accordance with past practice);

                  (iv) any work interruptions or to the Seller's knowledge, labor grievances or claims filed that has had a material adverse effect on the business, financial condition or results of operations of the Seller;

                  (v) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Seller to any person;

                   (vi) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the

         Seller (including its subsidiaries) or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (vii) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets outside of the ordinary course of the Seller's business;

                  (viii) any cancellation of indebtedness owed to the Seller by any non-Affiliate or any other waiver of any material rights or claims of the Seller; provided that the Seller may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (ix) any dividend, advance or loan to CD&L or any of its Affiliates;

                  (x) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Seller is a party; or

                  (xi) to the Seller's knowledge, any material transaction by the Seller outside the ordinary course of its business.

         Section 3.22  [Intentionally Omitted]

         Section 3.23 Services. Schedule 3.23 sets forth is a list of all material services currently provided by the Seller to an Affiliate of the Seller, or by an Affiliate of the Seller to the Seller on a continuing basis in respect of the Business. No such services will be continued after the closing except pursuant to the Transition Services Agreement.

         Section 3.24 Authorized Dealers. Schedule 3.24 to this Agreement lists all franchise/dealership agreements the Seller has entered into, or is in the process of entering into, wherein the Seller or any of its subsidiaries is the franchisor or principal. The Seller has provided to each franchisee or dealer under the agreements listed on Schedule 3.24 all information regarding the Seller required to be delivered pursuant to the applicable franchise or dealership agreement, has made all filings and has taken all steps required to comply with the applicable federal and state laws and regulations covering such arrangements. The Seller is not in default under any franchise or dealership agreement. Except as listed on Schedule 3.24, the Seller is not a franchisor or franchisee under any contract or agreement.

         Section 3.25 Affiliate Contracts. Schedule 3.25 sets forth a true and complete list of all contracts between the Seller and any Affiliate of the Seller relating to the Business.

         Section 3.26 Accounts Receivable. Except for the Excluded Assets, all accounts and notes receivable of the Seller represent or will represent valid obligations arising from sales actually made in the ordinary course of business, and to Seller's knowledge, are not being contested, subject to reserves.

                                  ARTICLE IIIA
                     Representations and Warranties of CD&L

         CD&L represents and warrants to the Purchaser as follows:

         Section 3A.1 Organization. CD&L is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

         Section 3A.2 Authorization. CD&L has full power and authority, corporate and other, to execute and deliver this Agreement and other documents referred to herein and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by CD&L and constitutes a valid and binding obligation of CD&L enforceable against CD&L in accordance with its terms.

         Section 3A.3 No Conflict. Neither the execution and delivery of this Agreement by CD&L, nor the performance by CD&L of its obligations hereunder, will conflict with or result in a breach of any of the terms, conditions or provisions of CD&L's or any of CD&L's subsidiaries' (other than the Seller) Certificate of Incorporation, By-Laws, any Law applicable to it, any of its subsidiaries or any of their respective properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration aware applicable to it, any of its subsidiaries or any of their respective properties or assets.

         Section 3A.4 No Contract Conflict. Subject to the Seller's obtaining the Required Consents, neither the execution and delivery of this Agreement by CD&L, nor the performance by CD&L of its obligations hereunder, will conflict with, result in a breach of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration, result in the creation of any material Encumbrance upon any of the material assets of CD&L or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority or any other Person under
(i) any of the terms, conditions or provisions of any material indenture, lease, mortgage, loan agreement, contract or other agreement to which CD&L or any of its Affiliates is bound or (ii) any material permit, law, rule or regulation of any Governmental Authority, or any judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority to which CD&L or any of its subsidiaries (including the Seller) may be subject.

         Section 3A.5 Litigation. Except as set forth on Schedule 3.5 or with respect to litigation being defended by CD&L's insurance carriers, there is no action, suit or proceeding pending or, to CD&L's knowledge, threatened against CD&L, that would be reasonably likely to interfere with CD&L's ability to consummate this Agreement or the transactions contemplated hereby.

         Section 3A.6 No Consents. Except as set forth on Schedule 3.6, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by CD&L.

         Section 3A.7 Ownership of the Seller. CD&L owns one hundred percent (100%) of the issued and outstanding capital stock of the Seller.

         Section 3A.8 Brokers. CD&L has not retained, and has no obligation to, any broker, investment bank or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IV
                 Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the Seller as follows:

         Section 4.1 Organization. The Purchaser is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority, corporate and other, to own its properties and assets and to carry on its business as presently conducted.

         Section 4.2 Authorization. The Purchaser has full power and authority, corporate and other, to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         Section 4.3 No Conflict. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's membership agreement or other organizational instruments, any Law applicable to it, any of its Affiliates or any of their respective properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to it, any of its Affiliates or any of their respective properties or assets, that would be reasonably likely to have a material adverse effect on the Purchaser or to interfere with the Purchaser's ability to consummate this Agreement or the transactions contemplated hereby.

         Section 4.4 No Contract Conflict. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby will conflict with, or result in a breach or give rise to a default or violation on the Purchaser's or any of its Affiliate's part under any obligation, lease, license, agreement, contract, plan, or other arrangement, which would be reasonably likely to have a material adverse effect on the Purchaser or to interfere with the Purchaser's ability to consummate this Agreement or the transactions contemplated hereby or thereby.

         Section 4.5 Litigation. There is no action, suit or proceeding pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser or any of its Affiliates or any of their respective properties or assets, at law or in equity, or before any Governmental Authority, which would be reasonably likely to have a material adverse effect on the Purchaser or to interfere with the Purchaser's ability to execute and deliver this Agreement or consummate the transactions contemplated hereby.

         Section 4.6 No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser.

         Section 4.7 Purchaser's Financial Capacity. No bankruptcy proceedings are pending or contemplated by or, to the Purchaser's knowledge, threatened against the Purchaser.

         Section 4.8 Access to Information. The Purchaser has had an opportunity to discuss the business, condition, management and financial affairs of the Seller with its management, and the opportunity to review the properties, operations, liabilities, obligations, books, accounts, records, contracts and documents of the Seller. The Purchaser has not relied on any representations, statements or warranties of Seller, its agents or employees except as specifically set forth in this Agreement.

         Section 4.9 Brokers. Except for Jessup & Lamont, whose fees and expenses are the obligation of the Purchaser and GDS, the Purchaser has not retained, and has no obligation to, any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.


                                   ARTICLE IVA
                      Representations and Warranties of GDS

         GDS represents and warrants to the Seller as follows:

         Section 4A.1 Organization. GDS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

         Section 4A.2 Authorization. GDS has full power and authority, corporate and other, to execute and deliver this Agreement and other documents referred to herein and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by GDS and constitutes a valid and binding obligation of GDS enforceable against GDS in accordance with its terms.

         Section 4A.3 No Conflict. Neither the execution and delivery of this Agreement by GDS, nor the performance by GDS of its obligations hereunder, will conflict with or result in a breach of any of the terms, conditions or provisions of GDS's or any of GDS's Subsidiaries' (other than the Purchaser) Certificate of Formation, Operating Agreement, any Law applicable to it, any of its subsidiaries or any of their respective properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration aware applicable to it, any of its subsidiaries or any of their respective properties or assets.

         Section 4A.4 No Contract Conflict. Neither the execution and delivery of this Agreement by GDS, nor the performance by GDS of its obligations hereunder, will conflict with, result in a breach of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration, result in the creation of any material Encumbrance upon any of the material assets of GDS (other than liens created by the purchase financing) or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority or any other Person under
(i) any of the terms, conditions or provisions of any material indenture, lease, mortgage, loan agreement, contract or other agreement to which GDS or any of its Affiliates is bound or (ii) any material permit, law, rule or regulation of any Governmental Authority, or any judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority to which GDS or any of its subsidiaries may be subject.

         Section 4A.5 Litigation. There is no action, suit or proceeding pending or, to GDS's knowledge, threatened against GDS that would be reasonably likely to have a material adverse effect on GDS or to interfere with the GDS's ability to consummate this Agreement or the transactions contemplated hereby.

         Section 4A.6 No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by GDS.

         Section 4A.7 Ownership of the Purchaser. GDS owns one hundred percent (100%) of the issued and outstanding membership interests of the Purchaser. GDS has no other subsidiaries, and Purchaser has no subsidiaries.

         Section 4A.8 Brokers. Other than Jessup and Lamont, GDS has not retained, and has no obligation to, any broker, investment bank or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

                                    ARTICLE V
                            Covenants and Agreements

         Section 5.1 Confidentiality. (a) The provisions of the Confidentiality Agreement, dated as of May 10, 2000, between Jessup & Lamont and CD&L, and the Confidentiality Agreement dated as of February 6, 2001 between GDS and CD&L (collectively, the "Confidentiality Agreement") (the first of which Purchaser agrees is binding on Purchaser as a disclosed principal) shall survive the execution and delivery of this Agreement and shall apply to any information regarding the Seller disclosed to or obtained by the Purchaser, any of its Affiliates or any of their respective Representatives in connection with the transactions contemplated hereby. Without limiting the obligations of any party pursuant to the Confidentiality Agreement, in the event that the transactions contemplated by this Agreement are not consummated for any reason, the parties will promptly, upon the request of the disclosing party, deliver to such party a certification that all such confidential information disclosed to or obtained by such party, its Affiliates or their respective Representatives has been destroyed or returned to such party. After the Closing, except as otherwise provided herein, the Purchaser shall be free to disclose any Evaluation Material (as defined in the Confidentiality Agreement) to the extent such Evaluation Material relates exclusively to the Seller.

         (b) For a period of one year after the Closing Date, CD&L and Seller shall not disclose to any non-Affiliate third party any of the confidential customer lists, pricing lists or other confidential information of the Seller acquired by the Purchaser hereunder, except to the extent disclosure of any such information is required by law or authorized by GDS or the Purchaser (which authorization shall not be unreasonably withheld or delayed); provided that CD&L and Seller may continue to use all of such information in their existing business consistent with current practice and CD&L and Seller may disclose such information to any prospective purchaser of all or any material part of their businesses so long as such prospective purchaser has signed a confidentiality agreement with CD&L.

         Section 5.2 Certain Employee Matters.

                  (a) The Purchaser and GDS shall indemnify, defend and hold CD&L and Seller harmless from any and all liabilities due or which may become due to, or in respect of, any Seller Employee, (except for liabilities under ERISA at the Closing Date which arise from CD&L's 401(k) plan) whether arising prior to, at or after the Closing, including but not limited to any liability arising from or related to his termination of employment by Seller or Purchaser of any Seller Employee and/or any reduction in the compensation, benefits, terms or conditions of his employment.

                  (b) From and after the Closing, the Purchaser shall credit Seller Employees for all service with the Seller and its Affiliates prior to the Closing for purposes of eligibility and vesting under all employee benefit plans, programs, policies, and fringe benefits of the Purchaser in which they become participants on or after the Closing. With respect to any medical or dental benefit plan in which Seller Employees participate after the Closing, Purchaser shall waive or cause to be waived any waiting periods, pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Seller Employee who was, as of the Closing, excluded from participation in the Seller's medical and/or dental plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Closing by a Seller Employee or a Seller Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Purchaser.

                  (c) As of the Closing, all Seller Employees shall cease active participation in all employee benefit plans and arrangements of Seller or its Affiliates.

                  (d) (i) Effective upon the Closing, the Purchaser shall be solely responsible and liable for providing "COBRA" coverage to all Seller Employees and their qualifying beneficiaries who experience a "qualifying event" on or after the Closing and for providing (or continuing to provide) COBRA coverage with respect to any former employee of the Seller and their qualifying beneficiaries who experience or experienced a "qualifying event" before, on or after the Closing. For purposes of this paragraph, COBRA coverage refers to continued health coverage in accordance with the provisions of Section 4980B of the Code and Section 601 et. seq. of ERISA and the term "qualifying event" shall have the meaning given such term under such Sections.

                  (ii) If the Purchaser is unable to cause the Seller Employees to have COBRA coverage on reasonable financial terms, such Seller Employees shall remain on the Seller's plan if (x) the Seller's plan so permits and (y) the Purchaser pays to CD&L the full cost of having any Seller Employee on Seller's plan prior to such Seller Employee being put on Seller's plan. The Purchaser and GDS shall indemnify, defend and hold CD&L and the Seller harmless from any and all liabilities due or that may become due to, or in respect of, any Seller Employee in connection with COBRA.

                  (e) Without limitation of any other provision of this
Agreement:

                           (i) Purchaser assumes liability for any earned and unused vacation time of each Seller Employee accrued as of the Closing, and shall pay such accrued unused vacation pay or provide such accrued unused vacation days following the Closing on the same terms as were in effect under Seller's vacation policy with respect to such Seller Employees prior to the Closing; and

                           (ii) Purchaser assumes liability for any and all disability benefits payable on or after the Closing with respect to any former employee of Seller who terminated employment prior to the Closing (as set forth on Schedule 5.2(e) which may be updated at the Closing).

                  (f) The Purchaser agrees to assume the employment agreements between the Seller and Mike LoRusso and Dominic Merante, (copies of which are set forth in Schedule 5.2(f))and to indemnify, defend, and hold Seller and CD&L harmless with respect to any claims by such individuals (including but not limited to claims under any employment contract) and to indemnify, defend and hold harmless CD&L and the Seller for any liabilities due to or incurred in favor of the Seller Employees or such individuals from events occurring prior to, on or after the Closing.

         Section 5.3 Access to Information. Until the Closing, the Seller shall afford Purchaser and its Representatives, access, during normal business hours and upon reasonable notice, to all of the books, records and agreements of the Seller, and shall furnish to the Purchaser and its Representatives such information regarding the Seller as the Purchaser may reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Seller or of CD&L.

         Section 5.4 Conduct of Business of the Seller. During the period from the date of this Agreement to the Closing Date, the Seller shall, and CD&L shall cause Seller to, conduct its operations in the ordinary course of business; use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, licensors, developers, employees, agents and others having business relationships with it. Prior to the Closing Date, except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, the Seller shall (a) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder out of the ordinary course of business or entering into any employment, severance, or similar agreement with any director, officer, or employee, (b) refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seller, (c) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business, (d) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (e) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material to the Seller, (f) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (g) refrain from paying dividends, or making any loans or advances, to CD&L or its Affiliates, (h) refrain from selling, leasing or otherwise disposing of any material asset or property of the Seller other than sales of inventory or sales in the ordinary course of business, (i) make any capital expenditure or commitment therefor, except in the ordinary course of business,
(j) refrain from writing off as uncollectible any notes or accounts receivable from unaffiliated third parties, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Seller, and (k) refrain from agreeing in writing to do any of the foregoing.

         Section 5.5 Exclusive Dealing. During the period from the date of this Agreement to the earlier of the date of termination of this Agreement or the Closing Date, neither the Seller, CD&L nor any Affiliate thereof nor any Representative of any of them, shall take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser and its Representatives, concerning any purchase of the Purchased Assets or stock of the Seller or any merger or similar transaction involving the Seller. Promptly after the execution hereof, the Seller and CD&L will, and will cause their respective Affiliates and Representatives to, cease all discussion with third parties concerning any transaction involving a sale of the Purchased Assets or the Seller, ask for the immediate return of any information previously provided to third parties (other than the Purchaser and its Representatives) concerning such a transaction and agree to enforce the confidentiality provisions of any confidentiality agreement or understanding into which it may have entered.

         Section 5.6 Intercompany Accounts. Except as otherwise expressly contemplated by this Agreement and the agreements executed and delivered in connection herewith or as set forth on Schedule 5.6, all agreements, arrangements and understandings between the Seller, on one hand, and CD&L and any of its Affiliates (other than the Seller), on the other hand, whether or not in writing, shall automatically be terminated and of no further force and effect, as of the Closing Date (notwithstanding any contrary provision therein).

         Section 5.7 Consents of Others. Each party shall use its reasonable efforts prior to the Closing to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, to obtain all authorizations, consents, licenses, permits, approvals and permits required of them to permit them to consummate the transactions contemplated by this Agreement; provided that as to consents and financing, the Seller's and the Purchaser's obligations shall be limited to commercially reasonable efforts.

         Section 5.8 Transition Services. The parties shall negotiate in good faith to reach an agreement on the provision of transition services, allocation of shared space and resources and any other necessary or convenient interparty arrangements prior to the Closing (the "Transition Services Agreement").

         Section 5.9 Publicity. During the period from the date hereof to the Closing Date, except as required by Law, the parties shall consult in advance of all public announcements in respect of the subject matter of this Agreement. The content of any such announcements shall require the agreement of the parties prior to publication, such agreement not to be unreasonably withheld, delayed or conditioned in the context of announcements that are required to be made in order to comply with any applicable Law or any listing agreement with, or the rules or regulations of, any securities exchange on which securities of a party or any of its Affiliates are listed or traded or any other regulatory requirements. CD&L will issue a press release upon execution of this Agreement, provided that it has complied with the provisions of this Section 5.9.

         Section 5.10 Replacement of Guarantees. (a) During the period from the date hereof to the Closing Date, the parties shall cooperate and use their commercially reasonable effort, in order to cause the Purchaser or its Affiliates to be substituted in all respects for CD&L or any

Affiliate, effective as of the Closing Date, in respect of all Liabilities and other obligations of CD&L and any Affiliate under any guarantees, Lease (if of the Leased Premises), Equipment Leases, indemnities, letters of credit, letters of comfort, surety bonds, bid bonds, performance bonds and other obligations obtained or issued by CD&L or any of its Affiliates (other than the Seller) for the benefit of the Seller or any of its subsidiaries or by which CD&L or any of its Affiliates is bound, provided that the underlying obligation guaranteed or the Lease, Equipment Lease, etc. is an Assumed Liability, and provided further that neither GDS nor Purchaser shall be required to pay any costs incurred in connection with such actions other than payments due under the underlying leases or agreements arising subsequent to Closing (other than Assumed Liabilities). Such guarantees, Leases, Equipment Leases, indemnities, letters of credit, letters of comfort, surety bonds, bid bonds, performance bonds and other obligations are set forth in Schedule 5.10 (collectively, the "Guarantees"), but failure to list any such obligation shall not negate the Purchaser's obligation to cause the release of CD&L and any Affiliates. With respect to any Guarantees that are not, as of the Closing Date, so replaced with guarantees of the Purchaser or its Affiliates in a manner reasonably satisfactory to CD&L or with respect to which CD&L or any of its Affiliates is not fully released and discharged, the parties shall continue to use their commercially reasonable efforts to replace such Guarantees and to cause CD&L and its Affiliates to be fully released and discharged from their respective Liabilities and other obligations thereunder. Notwithstanding the foregoing provisions of this Section 5.10, the Purchaser will not contact any party to any Guarantee or any underlying obligation without the prior consent of CD&L. The Purchaser shall indemnify, defend and hold CD&L and its Affiliates harmless from all obligations under any Guarantee.

                  (b) Refund of Premiums. All funds in respect of premiums that are refunded by the issuer of any letter of credit, surety bond or other instrument constituting one or more of the Guarantees on account of the replacement by the Purchaser of such letter of credit, surety bond or other instrument as provided by this Section 5.10(a), to the extent not included in the calculation of Closing Net Asset Value, shall be for the account of CD&L and its Affiliates. In accordance with Section 5.10(a), the Purchaser shall pay over to CD&L any such refunds received by the Purchaser after the Closing promptly upon receipt of such refunds by the Purchaser.

                  (c) No Amendment of Guarantees. Without limiting the foregoing, after the Closing, the Purchaser will not renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by a Guarantee without providing CD&L with evidence reasonably satisfactory to CD&L that CD&L's and its Affiliates' Guarantee has been fully released and discharged.

         Section 5.11 Treatment of Leases and Equipment Leases. In the event that the parties are not able to effect the substitution of the Purchaser for CD&L, the Seller or any of CD&L's other Affiliates, and the full release and discharge of CD&L and its Affiliates, or to obtain any required consent (other than consents of First Union and Paribas), with respect to the agreements listed on Schedule 5.11, real estate leases listed on Schedule 3.9, the equipment leases listed in Schedule 3.8 or any vehicle lease for vehicles under $25,000 (the "Equipment Leases") of the Seller as of the Closing, if the Closing occurs, the Purchaser nonetheless shall assume and be liable for all obligations and other Liabilities arising under or related to each Lease, each Equipment Lease and each other agreement scheduled on Schedule 5.11. If CD&L or Seller remains the lessee of any such Leases and/or Equipment Leases, the Purchaser shall provide CD&L with immediately available funds at least seven business days prior to the date any payment (including payments due upon termination of any Lease or Equipment Lease, payments arising in connection with restoration or disposition of any equipment subject to any Equipment Lease, or payments arising in respect of any other obligation pursuant to any Lease or Equipment Lease) is due under any Lease or Equipment Lease so that CD&L or the Seller can make payments to the respective obligors thereof, and CD&L hereby agrees to hold all such amounts in trust and to use such funds solely to make the required payments in accordance with the terms of such Lease or Equipment Lease. CD&L and its Affiliates shall have no obligation to make any payment or to satisfy any other obligation under any Lease or Equipment Lease unless CD&L shall have timely received funds in accordance with this Section
5.11. The Purchaser and GDS shall indemnify CD&L for any failure to make a payment required hereunder or assumed by the Purchaser, and CD&L shall indemnify the Purchaser for failure to make any payment for which it has been advanced funds by the Purchaser. The Purchaser and CD&L shall provide each other with information regarding any material communications with any obligee under any Lease or Equipment Lease, including any communications relating to the condition or disposition of any equipment and the obligations of any party upon termination of any Lease or Equipment Lease. CD&L shall not amend, extend, terminate or otherwise modify any Lease or Equipment Lease without the prior consent of the Purchaser.

         Section 5.12 Transfer and Property Taxes. (a) The Purchaser shall pay any sales or transfer tax arising out of or resulting from the purchase of the Purchased Assets. The Purchaser shall prepare and file the required Tax Returns and other required documents with respect to the sales or transfer taxes and fees required to be paid by the Purchaser pursuant to the preceding sentence.

                  (b) The Seller or CD&L shall (i) prepare and file all Tax Returns attributable to the Purchased Assets or the operation of the Business for all periods ending on or prior to the Closing Date, (ii) be responsible for the conduct of all tax examinations relating to the Tax Returns referred to in
(i) above, and (iii) pay all Taxes attributable to the sale of Purchased Assets or the operation of the Business due with respect to the Tax Returns referred to in (i) above. The Purchaser shall prepare and file all Tax Returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning on or after the Closing Date and shall be liable for and pay all taxes due in respect of such tax returns.

         Section 5.13 Litigation. Promptly following the Closing, the Purchaser shall substitute for Seller as a party in all litigation listed on Schedule 3.5 and assume all of Seller's liabilities and obligations thereunder.

         Section 5.14 Financing. The Purchaser has provided the Seller with a copy of a commitment letter (the "Commitment Letter") it has received from the Chase Manhattan Bank (the "Bank") (pursuant to which the Bank will provide the Purchaser with financing for this transaction). The Purchaser agrees to give the Seller notice within 24 hours if the Bank withdraws or terminates the commitment letter.

         Section 5.15 Subordination of Note. The Seller shall consent to any reasonable requests for the amendment of any of terms of the form of the Note as requested by the Bank.

         Section 5.16 Collection of Purchased Assets. From and after the Closing, the Purchaser shall have the right and authority to collect all receivables and other items transferred and assigned to the Purchaser by the Seller hereunder and to endorse with the name of the Seller any checks received on account of such receivables or other items, and each of the Seller and CD&L agrees that it will, within three (3) business days after receipt thereof, transfer or deliver to the Purchaser, any cash or other property that it may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character, or any other item included in the Purchased Assets. From time to time after the Closing, the parties agree to provide each other with details of the accounts relating to such Purchased Assets and, upon request. Reasonable (in both frequency and intrusion) access to the other's books and records to verify collections and payments and compliance with the provisions hereof.

                                   ARTICLE VI
                       Conditions Precedent To The Closing

         Section 6.1 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to effect the transactions contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Truth of Representations and Warranties. The representations and warranties of the Seller and CD&L contained in this Agreement shall be true and correct on and as of the Closing Date in all material respects, and each of the Seller and CD&L shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

                  (b) Performance of Agreements. The agreements of the Seller and CD&L to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and each of the Seller and CD&L shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

                  (c) No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of the Seller and CD&L, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and each of the Seller and CD&L shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

                  (d) Additional Agreements. The Seller shall have executed and delivered to the Purchaser (i) a bill of sale substantially in the form of Exhibit A hereto (the "Bill of Sale"), (ii) an assignment and assumption agreement substantially in the form of Exhibit B hereto (the "Assumption Agreement"), (iii) a certificate of good standing of the Seller issued by the Secretary of State of New York, dated within five (5) days of the Closing Date and (iv) such other documents or instruments as the Purchaser reasonably requests to effect the transactions contemplated hereby.

                  (e) Release of Security Interests. The Seller shall have provided a payoff letter or other evidence reasonably reasonable satisfactory to the Purchaser of the release of all Encumbrances upon the Purchased Assets except Permitted Encumbrances, and shall cause First Union to provide UCC-3 termination statements at the Closing.

                  (f) No Material Adverse Change. No material adverse effect shall have occurred with respect to the Seller since the Balance Sheet Date. For purposes of this Section 6.1(f), any adverse effects on the Seller resulting from general economic or financial conditions shall not be taken into account in determining whether a material adverse effect has occurred under this Section 6.1(f), nor shall information disclosed to the Purchaser in the Schedules annexed hereto be taken into effect.

                  (g) Financial Condition. The Seller shall have provided evidence satisfactory to the Purchaser that (i) Net Asset Value of the Seller as at December 31, 2000 shall be not less than $11,500,000 and (ii) gross revenues of the Seller for the twelve-month period ending on December 31, 2000, as disclosed on the December 31, 2000 Financial Statements shall be not less than 90% of the gross revenues of the Seller for the twelve-month period ending on December 31, 1999.

                  (h) Financing. The Purchaser shall have funds available to it to pay the cash portion of the Purchase Price substantially upon the financial terms set forth in the Commitment Letter.

                  (i) Parent Lender Approval. CD&L shall have provided evidence reasonably satisfactory to the Purchaser that the consummation of the transactions contemplated by this Agreement has been approved by CD&L's board of directors and has been approved pursuant to its Senior Subordinated Loan Agreement dated as of January 29, 1999.

         Section 6.2 Conditions to the Seller's Obligations. The obligations of the Seller and CD&L to effect the transactions contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Truth of Representations and Warranties. The representations and warranties of the Purchaser and GDS contained in this Agreement shall be true and correct on and as of the Closing Date in all material respects, and the Purchaser and GDS shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

                  (b) Performance of Agreements. The agreements of the Purchaser and GDS to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser and GDS shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

                  (c) No Litigation Threatened. No actions or proceedings shall have been instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

                  (d) Approvals. All consents required from CD&L's secured and unsecured lenders (First Union and Paribas) have been obtained.

                  (e) Additional Deliveries. The Purchaser shall have paid the Purchase Price and any amounts due pursuant to Section 2.4 by wire transfer and executed and delivered to the Seller (i) the Note, (ii) the Assumption Agreement, (iii) a certificate of good standing of the Purchaser issued by the Secretary of State of the State of New York, dated within five (5) days of the Closing Date, and (iv) such other documents or instruments as the Seller reasonably requests to effect the transactions contemplated hereby.

                                   ARTICLE VII
                    Post-Closing Agreements and Other Matters

         Section 7.1 Exchange Act and Other Filings. On and after the Closing Date, in order to assist CD&L in the preparation of all documents and reports required to be filed by CD&L under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and all tax returns, the Purchaser shall prepare and provide to CD&L, within the time frames reasonably required by CD&L in accordance with CD&L's past practices, such information and data as CD&L may reasonably request (including reasonable access to books, records and personnel) in order for the operations of CD&L to be properly reported in such filings and returns. As part of such obligation, within 30 days after the Closing Date, GDS and the Purchaser shall provide to CD&L a monthly operating report, on CD&L's standard financial reporting package, for operations of Seller from the period from March 1, 2001 through the Closing Date. In addition, so long as any CD&L or Seller tax return remains open to audit, the Purchaser and GDS shall make available to CD&L all information and data necessary or desirable for CD&L to prepare or amend any such returns or to respond to any such audit. The Purchaser and GDS shall not dispose of any books, records, tax returns or any other information or data transferred to it by Seller until the expiration of all tax audit periods without CD&L's consent.

         Section 7.2 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement; provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur any obligation in connection therewith.

         Section 7.3 Use of Name. Each of the Seller and CD&L agrees that it will not, nor will it permit any of its Affiliates directly or indirectly to initiate or support the initiation of any legal proceeding, use any name containing the word "Sureway" except in connection with disclosure obligations of CD&L) or take any other action, the intent or effect of which is to interfere with the Purchaser's use of the term "Sureway" at any time after the date of this Agreement. The Seller agrees to file immediately after the Closing an amendment to its certificate of incorporation changing its name to another, dissimilar name.

         Section 7.4  Insurance.

                  (a) Insurance Coverage after Closing. The parties hereto agree and acknowledge that no insurance policy maintained by CD&L and its Affiliates (including the Seller) shall be available to or cover the Purchaser or its assets, properties, operations, employees and liabilities after the Closing Date (including in respect of any pre-Closing periods), all benefits and coverage under each such insurance policy shall terminate as of the Effective Time and none of the Purchaser or any of its Affiliates will seek any recoveries thereunder for Losses occurring thereafter. As of the Closing Date, the Purchaser shall be responsible for obtaining and maintaining any and all insurance policies and coverages in respect of the Seller and the transferred assets, properties, operations, employees and liabilities. Purchaser shall be solely responsible for any and all cost or expense (including but not limited to settlements, judgments and attorney's fees) occurring after the Closing Date which arise out of or which relate to any pre-Closing insurance claims of the Seller; provided that if the amount of such costs and expenses exceed the stop loss cap of the policies in effect on the date hereof, the Purchaser's liability shall be limited to such amount if the Seller has coverage under its stop loss policies that will respond to such claims. By way of example, if in the week before Closing, either (x) one of Seller's Employees visits a doctor or (y) one of Seller's Employees has an automobile accident, but the doctor's bill or body shop bill, as the case may be, has not been paid prior to Closing, such bills shall become the responsibility and liability of the Purchaser. The Purchaser shall reimburse the Seller for any amounts paid by CD&L or Seller (i) with respect to the claims listed on Schedule 3.19 (as such Schedule is amended at Closing for claims arising between the date hereof and the closing Date) and
(ii) for amounts which may be refunded by the insurer. Any such reimbursement shall be paid by Purchaser (or GDS) within five (5) business days after delivery of notice by CD&L that such payment was made. The parties hereto further agree that any and all premiums or deposits paid by CD&L and its Affiliates (including Seller) prior to the Closing Date under any insurance maintained by CD&L and its Affiliates on behalf of the Seller shall be for the account of and retained by or paid to CD&L. The foregoing paragraph shall apply to all insurance, including but not limited to automobile, casualty, medical and dental.

                  (b) Treatment of Certain Pre-Closing Claims. All insurance recoveries in respect of premiums or other payments made by CD&L or Seller prior to the Closing Date shall be for the account of CD&L. In accordance with Section 7.4(a), the Purchaser agrees to hold in trust for the benefit of the CD&L and its Affiliates any insurance recoveries it obtains that it is not entitled to retain hereunder. CD&L shall be entitled to control all claims under any insurance policies in effect on or prior to the Closing and the Purchaser shall cooperate with CD&L in connection therewith.

                                  ARTICLE VIII
           Survival of Representations and Warranties; Indemnification

         Section 8.1 Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for fifteen (15) months from the Closing Date; provided, that the representations and warranties set forth in Sections 3.1, 3.2, 3.7 and 3.14 shall survive for the relevant statute of limitations period (the "Survival Period").

         Section 8.2 Indemnification. (a) The Purchaser and GDS shall, jointly and severally, indemnify and defend CD&L and its Affiliates for and hold CD&L and its Affiliates harmless from and against, and pay and reimburse CD&L and its Affiliates for, any and all Losses resulting from or arising out of (i) any breach by the Purchaser or GDS of its covenants or agreements under this Agreement, (ii) any breach by the Purchaser or GDS of any representation or warranty made by it in this Agreement, (iii) any Assumed Liability, (iv) any Losses related to any Guarantees, including any of the foregoing arising out of or relating to a payment by, or any other Losses of, CD&L or any of its Affiliates under any such Guarantee, including any draw made by any beneficiary of any letter of credit or surety bond after the Closing Date, or (v) any action, suit, claim, investigation or proceeding, whether involving a court of law, administrative body, Governmental Authority, arbitrator, or alternative dispute resolution mechanism ("Proceeding") arising out of or relating to any Assumed Liability or Guarantee.

                           GDS also  guarantees  payment and  performance of all
other obligations and liabilities of the Purchaser under any Section of this Agreement.

                  (b) CD&L and Sureway shall, jointly and severally, indemnify and defend the Purchaser and its Affiliates for and hold the Purchaser and its Affiliates harmless from and against, and pay and reimburse the Purchaser and its Affiliates for, any and all Losses resulting from or arising out of (i) any breach by the Seller or CD&L of its covenants or agreements under this Agreement, (ii) any breach by the Seller or CD&L of any representation or warranty made by such Person under this Agreement, (iii) any Excluded Liability or (iv) any Proceeding arising out of any Excluded Liability. In the event of any Loss suffered by the Purchaser or one of its Affiliates under Section 8.2, or if any of the Purchaser or any of its Affiliates is entitled to be indemnified by, or receive any payments from, CD&L or Sureway under any other provision of this Agreement, the Purchaser shall be entitled to set-off such Loss against the principal amount of the Note; provided, however, that the foregoing shall not limit the obligation of CD&L or such Affiliate to make payments to the Purchaser.

                  (c) Any Person providing indemnification pursuant to the provisions of this Section 8.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 8.2 is hereinafter referred to as an "Indemnified Party."

         Section 8.3 Procedures for Third-Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third-Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand of which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third-Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party, at the expense of the Indemnifying Party, shall cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third-Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel employed at its own expense; provided, however, that, in the case (i) such Third-Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third-Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party or (iii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 8.4 Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Losses. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Losses. Promptly following the final determination of the amount of any Losses claimed by the Indemnified Party, the Indemnifying Party shall pay such Losses to the Indemnified Party by wire transfer of immediately available funds to the account designated by the Indemnified Party. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Losses hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be allocated among the parties as determined in the sole discretion of the court.

         Section 8.5 Remedies Limited. (a) No claim may be made for indemnification for breach by any party of a particular representation or warranty after the expiration of the Survival Period for such representation or warranty. Claims for indemnification asserted prior to the end of the Survival Period shall survive until final resolution thereof.

                  (b) No claim for indemnification for breach of a representation or warranty shall be made unless the aggregate amount of all Losses exceeds $250,000, and thereafter only for the amount of Losses in excess of $250,000.

                  (c) The aggregate liability of the Seller and CD&L under this
Article VIII for all claims made for the failure of any representation or warranty of either of them contained in this Agreement to have been true in all respects when made and as of the Closing Date shall be limited to a maximum aggregate liability of $1,500,000.

                  (d) The limitations of paragraphs (b) and (c) above shall not apply to breaches of Seller's representations and warranties concerning Tax Liabilities or ERISA.

                  (e) The parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Losses for purposes of Article VIII.

                  (f) The parties acknowledge and agree that the foregoing indemnification provision in this Article VIII shall be the exclusive remedy of the Purchaser and its Affiliates with respect to the Seller and the transactions contemplated by this Agreement.

                                   ARTICLE IX
                                   Termination

         Section 9.1 Termination. Anything contained in this Agreement other than in this Section 9.1 to the contrary notwithstanding, this Agreement may be terminated in writing at any time before the Closing:

                  (a) by mutual consent of the Purchaser and the Seller;

                  (b) (i) by the Seller if the Closing shall not have occurred on or prior to March 21, 2001, unless the Closing shall not have occurred on or prior to such date because of a material breach of any representation, warranty, obligation, covenant or agreement set forth in this Agreement on the part of the Seller or CD&L;

                           (ii) by the Purchaser if the Closing shall not have occurred on or prior to April 15, 2001, unless the Closing shall not have occurred on or prior to such date because of a material breach of any representation, warranty, obligation, covenant or agreement set forth in this Agreement on the part of the Purchaser or GDS;

                  (c) by either the Purchaser or the Seller if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by the Purchaser, if the Seller shall have breached any of its representations, warranties or obligations hereunder in any material respect and such breach shall not have been cured or waived and the Seller shall not have provided reasonable assurance that such breach will be cured on or prior to the Closing Date;

                  (e) by the Seller, if the Purchaser shall have breached any of its representations, warranties or obligations hereunder in any material respect and such breach shall not have been cured or waived and the Purchaser shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; or

                  (f) by the Purchaser, if the Closing shall not have occurred on or prior to March 21, 2001 by reason of the failure of the condition in Section 6.1(h) to be timely satisfied or to be reasonably likely to be timely satisfied.

                  If Seller wishes to terminate this Agreement pursuant to
         Section 9.1(b)(i) above, it must send notice of such termination either within three (3) business days after March 21, 2001 (i.e. by the close of business on March 26, 2001) or on or after April 15, 2001, unless otherwise agreed by the parties.

         Section 9.2. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 5.1, 5.9, 10.1, 10.2 and 10.4 which shall continue in full force and effect) shall terminate without further liability or obligation of any party to the other parties hereunder; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any intentional misrepresentation made by such party of any matter set forth herein; and provided further, that, if this Agreement is terminated by (x) the Seller under Section 9.1(b)(i) (and if in such case Seller has satisfied or is capable of satisfying all of the conditions to be satisfied by it under Section 6.1 except Section 6.1(h)), or (y) by the Seller under 9.1(e), or (z) by the Purchaser pursuant to Section 9.1(f), then the Seller, in addition to any other remedy to which it may be entitled, shall be entitled to retain the Deposit as a break-up fee. Seller shall be entitled to the break-up fee upon a termination pursuant to Section 9.1(f) even if the Bank properly terminates the Commitment Letter, such as by reason of the Bank's due diligence condition. If this Agreement is terminated other than pursuant to Sections 9.1(b)(i), (e) or (f), the Deposit shall be returned by the Seller to the Purchaser.

                                    ARTICLE X
                                  Miscellaneous

         Section 10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

         If to the Seller:          CD&L, Inc.
                                    80 Wesley Street
                                    South Hackensack, New Jersey  07606
                                    Telephone:   (201) 487-7740
                                    Facsimile:   (201) 489-6974
                                    Attention: Mark Carlesimo, General Counsel

         With a copy to:            Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:   (973) 597-2500
                                    Facsimile:   (973) 597-2565
                                    Attention: Alan Wovsaniker, Esq.

         If to the Purchaser:       Global Delivery Systems, LLC
                                    145-25 176th Street
                                    Jamaica, New York  11434
                                    Telephone:   (718) 995-2710
                                    Facsimile:   (718) 995-9092
                                    Attention: William Beaury, President

         With a copy to:            White & Case LLP
                                    1155 Avenue of the Americas
                                    New York, New York  10036
                                    Telephone:   (212) 819-8200
                                    Facsimile:   (212) 354-8113
                                    Attention: Timothy B. Goodell, Esq.

         Section 10.2 Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein, including all professional fees.

         Section 10.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York City and the United States District Court for the Southern District of New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection it may have to the laying of venue in such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 10.4 Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void; provided, that this Agreement shall remain binding notwithstanding any sale of the business of CD&L. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         Section 10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 10.6 Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 10.7 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto and referred to herein, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

         Section 10.8 Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

         Section 10.9 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

         Section 10.10 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         Section 10.11 No Strict Construction. Each of the Purchaser and the Seller acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      SUREWAY WORLDWIDE, LLC


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      SUREWAY AIR TRAFFIC CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      GLOBAL DELIVERY SYSTEMS, LLC


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      CD&L, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                                                  Execution Copy





                            Asset Purchase Agreement

                                   Dated as of

                                  March 7, 2001

                                  By and Among

                             Sureway Worldwide, LLC,

                         Sureway Air Traffic Corporation

                                   CD&L, Inc.

                                       And

                          Global Delivery Systems, LLC

                             Schedules and Exhibits

Exhibits
A - Note
B - Assignment and General Assumption Agreement
Commitment Letter

Schedules

Schedule 1.1(c)   Computer and Other Equipment Used in the Business
Schedule 1.1(e)   The Gold Wings Agreement
Schedule 1.1(j)   Subsidiaries, Joint Ventures and Partnerships
Schedule 1.1(h-v) Vehicles
Schedule 1.1(h-m) Machinery, Equipment and Furniture
Schedule 1.1(l)   Trademark and Service Mark
Schedule 1.1(o)   Prepaid Expenses and Deposits
Schedule 2.7      Allocation of the Purchase Price
Schedule 3.4      Required Consents
Schedule 3.5      Litigation
Schedule 3.6      No Consents
Schedule 3.7      Title to Purchased Assets; Encumbrances
Schedule 3.8      Personal Property
Schedule 3.9      Leased Premises
Schedule 3.10     Material Customers, Contracts and Commitments
Schedule 3.11     Employment Matters
Schedule 3.12     Financial Statements
Schedule 3.13     Governmental Authorizations
Schedule 3.14     Taxes
Schedule 3.16     Permits and Intangibles; Intellectual Property
Schedule 3.17     Environmental Law and Regulations
Schedule 3.18     Material Customers, Contracts and Commitments
Schedule 3.19     Insurance
Schedule 3.20     Government Contracts
Schedule 3.21     Absence of Changes
Schedule 3.23     Services
Schedule 3.24     Authorized Dealers
Schedule 3.25     Affiliate Contracts
Schedule 5.2      Certain Employee Matters
Schedule 5.6      Intercompany Accounts
Schedule 5.10     Guarantees
Schedule 5.11     Treatment of Leases and Other Agreements

                                TABLE OF CONTENTS


                                                                                                               Page


ARTICLE I
Certain Definitions  .............................................................................................1

                  Section 1.1  Certain Definitions................................................................1
                  Section 1.2  Cross References...................................................................7
                  Section 1.3  Interpretation.....................................................................7

ARTICLE II
Purchase and Sale of Assets; Assumption of Liabilities............................................................8

                  Section 2.1  Purchase and Sale of Assets; Assumption of Liabilities.............................8
                  Section 2.2  Purchase Price.....................................................................8
                  Section 2.3  Payment of Purchase Price..........................................................8
                  Section 2.4  Adjustment of Purchase Price.......................................................8
                  Section 2.5  Assumption of Liabilities and Leases...............................................9
                  Section 2.6  Secured Creditor...................................................................9
                  Section 2.7  Allocation of the Purchase Price...................................................9
                  Section 2.8  Closing............................................................................9

ARTICLE III
Representations and Warranties of the Seller......................................................................9

                  Section 3.1  Organization and Qualification of the Seller.......................................9
                  Section 3.2  Authorization.....................................................................10
                  Section 3.3  No Conflict.......................................................................10
                  Section 3.4  No Contract Conflict..............................................................10
                  Section 3.5  Litigation........................................................................10
                  Section 3.6  No Consents.......................................................................10
                  Section 3.7  Title to Purchased Assets; Encumbrances...........................................10
                  Section 3.8  Personal Property.................................................................11
                  Section 3.9  Leases and Real Property..........................................................11
                  Section 3.10  Material Customers, Contracts and Commitments....................................11
                  Section 3.11  Employment Matters; No Collective Bargaining Agreement...........................12
                  Section 3.12  Financial Statements.............................................................13
                  Section 3.13  Governmental Authorizations......................................................13
                  Section 3.14  Taxes............................................................................14
                  Section 3.15  Brokers..........................................................................15
                  Section 3.16  Permits & Intangibles............................................................15
                  Section 3.17  Environmental Laws and Regulations...............................................16
                  Section 3.18  Material Customers, Contracts and Commitments....................................16



                                       (i)

                                                                                                               Page


                  Section 3.19  Insurance........................................................................17
                  Section 3.20  Government Contracts.............................................................17
                  Section 3.21  Absence of Changes...............................................................17
                  Section 3.22  [Intentionally Omitted]..........................................................18
                  Section 3.23  Services.........................................................................18
                  Section 3.24  Authorized Dealers...............................................................18
                  Section 3.25  Affiliate Contracts..............................................................18
                  Section 3.26  Accounts Receivable..............................................................18

ARTICLE IIIA
Representations and Warranties of CD&L...........................................................................19

                  Section 3A.1  Organization.....................................................................19
                  Section 3A.2  Authorization....................................................................19
                  Section 3A.3  No Conflict......................................................................19
                  Section 3A.4  No Contract Conflict.............................................................19
                  Section 3A.5  Litigation.......................................................................19
                  Section 3A.6  No Consents......................................................................20
                  Section 3A.7  Ownership of the Seller..........................................................20
                  Section 3A.8  Brokers..........................................................................20


ARTICLE IV
Representations and Warranties of the Purchaser..................................................................20

                  Section 4.1  Organization......................................................................20
                  Section 4.2  Authorization.....................................................................20
                  Section 4.3  No Conflict.......................................................................20
                  Section 4.4  No Contract Conflict..............................................................20
                  Section 4.5  Litigation........................................................................21
                  Section 4.6  No Consents.......................................................................21
                  Section 4.7  Purchaser's Financial Capacity....................................................21
                  Section 4.8  Access to Information.............................................................21
                  Section 4.9  Brokers...........................................................................21

ARTICLE IVA
Representations and Warranties of GDS............................................................................21

                  Section 4A.1  Organization.....................................................................21
                  Section 4A.2  Authorization....................................................................21
                  Section 4A.3  No Conflict......................................................................22
                  Section 4A.4  No Contract Conflict.............................................................22
                  Section 4A.5  Litigation.......................................................................22
                  Section 4A.6  No Consents......................................................................22
                  Section 4A.7  Ownership of the Purchaser.......................................................22



                                      (ii)

                                                                                                               Page


                  Section 4A.8  Brokers..........................................................................22

ARTICLE V
Covenants and Agreements.........................................................................................23

                  Section 5.1  Confidentiality...................................................................23
                  Section 5.2  Certain Employee Matters..........................................................23
                  Section 5.3  Access to Information.............................................................25
                  Section 5.4  Conduct of Business of the Seller.................................................25
                  Section 5.5  Exclusive Dealing.................................................................25
                  Section 5.6  Intercompany Accounts.............................................................26
                  Section 5.7  Consents of Others................................................................26
                  Section 5.8  Transition Services...............................................................26
                  Section 5.9  Publicity.........................................................................26
                  Section 5.10  Replacement of Guarantees........................................................26
                  Section 5.11  Treatment of Equipment Leases....................................................27
                  Section 5.12  Transfer and Property Taxes......................................................28
                  Section 5.13  Litigation.......................................................................28
                  Section 5.14  Financing........................................................................28
                  Section 5.15  Subordination of Note............................................................29
                  Section 5.16  Collection of Purchased Assets...................................................29


ARTICLE VI
Conditions Precedent To The Closing..............................................................................29

                  Section 6.1  Conditions to the Purchaser's Obligations.........................................29
                  Section 6.2  Conditions to the Seller's Obligations............................................30

ARTICLE VII
Post-Closing Agreements and Other Matters........................................................................31

                  Section 7.1  Exchange Act and Other Filings....................................................31
                  Section 7.2  Further Assurances................................................................31
                  Section 7.3  Use of Name.......................................................................31
                  Section 7.4  Insurance.........................................................................32

ARTICLE VIII
Survival of Representations and Warranties; Indemnification......................................................33

                  Section 8.1  Survival of Representations and Warranties........................................33
                  Section 8.2  Indemnification...................................................................33
                  Section 8.3  Procedures for Third Party Claims.................................................33
                  Section 8.4  Procedures for Inter-Party Claims.................................................34
                  Section 8.5  Remedies Limited..................................................................34



                                      (iii)

                                                                                                               Page


ARTICLE IX
Termination......................................................................................................35


                  Section 9.1  Termination.......................................................................35
                  Section 9.2.  Effect of Termination............................................................36

ARTICLE X
Miscellaneous....................................................................................................36

                  Section 10.1  Notices..........................................................................36
                  Section 10.2  Expenses.........................................................................37
                  Section 10.3  Governing Law; Consent to Jurisdiction...........................................37
                  Section 10.4  Assignment; Successors and Assigns; No Third Party Rights........................37
                  Section 10.5  Counterparts.....................................................................38
                  Section 10.6  Titles and Headings..............................................................38
                  Section 10.7  Entire Agreement.................................................................38
                  Section 10.8  Amendment and Modification.......................................................38
                  Section 10.9  Waiver...........................................................................38
                  Section 10.10  Severability....................................................................38
                  Section 10.11  No Strict Construction..........................................................38
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